UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report: March 15, 2011

(Date of earliest event reported): March 14, 2011

C&D Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9389	13-3314599
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 Union Meeting Road, Blue Bell, Pennsylvania	19422
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 619-2700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 14, 2011, C&D Technologies, Inc. (the “Company”) filed an amendment to the Company’s Amended and Restated Certificate of Incorporation to (i) decrease the number of authorized shares of the Company’s common stock, par value $.01 per share (“Common Stock”), from 600,000,000 to 25,000,000 (the “Authorized Share Reduction”) and (ii) effect a reverse stock split of the issued and outstanding and treasury shares of Common Stock at a ratio of 1-for-35 (the “Reverse Stock Split”).

Pursuant to the Reverse Stock Split, each 35 shares of the issued and outstanding and treasury shares of Common Stock will be combined and reclassified into 1 share of Common Stock. Each stockholder otherwise entitled to receive a fractional share of Common Stock as a result of the Reverse Stock Split will receive one full share of Common Stock in lieu of the Company issuing such fractional share or paying cash in respect thereof.

The Table below sets forth the effect of the Reverse Stock Split. The columns labeled “After Reverse Stock Split” and “After Authorized Share Reduction” in the table do not reflect the adjustments that will result from the elimination of fractional shares of our common stock in connection with the Reverse Stock Split as described above. We cannot calculate at this time the number of whole shares that will be issued in lieu of fractional shares as a result of the Reverse Stock Split.

Shares of Common Stock	Prior to Reverse Stock Split And Authorized Share Reduction	After Reverse Stock Split	After Reverse Stock Split and Authorized Share Reduction
Authorized	600,000,000	600,000,000	25,000,000
Issued and outstanding	529,898,953	15,139,971	15,139,971
Available for issuance	70,101,047	584,860,029	9,860,029

On March 15, 2011, the Company issued a press release announcing the Authorized Share Reduction and the Reverse Stock Split. The foregoing description of the press release does not purport to be complete and is qualified in its entirety by reference to the full press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

99.1	Press Release dated March 15, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C&D TECHNOLOGIES, INC.

By:	/s/ Ian J. Harvie
Ian J. Harvie, Vice President and Chief Financial Officer

Date: March 14, 2011

EXHIBIT INDEX

Exhibit No.	Exhibit Name

99.1	Press release dated March 15, 2011.